UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2018

SPERO THERAPEUTICS, INC.

(Exact Name of registrant as specified in its charter)

Delaware	001-38266	46-4590683
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

675 Massachusetts Avenue, 14th Floor

Cambridge, Massachusetts 02139

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (857) 242-1600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 14, 2018, Mr. Casper Breum, a member of the Board of Directors (the “Board”) of Spero Therapeutics, Inc. (the “Company”), gave notice of his decision to retire from the Board effective immediately prior to the next regularly scheduled meeting of the Board on September 21, 2018, upon the appointment of his successor, as described below. Mr. Breum’s decision to resign from the Board is not a result of any disagreement with the Company or the Board.

On August 14, 2018, the Board, upon the recommendation of the Nominating and Corporate Governance Committee, appointed John C. Pottage, Jr., M.D. to the Board effective immediately prior to the next regularly scheduled meeting of the Board on September 21, 2018, concurrent with Mr. Breum’s resignation. Dr. Pottage will serve as a Class I Director for the remainder of the Class I term, which is up for reelection at the Company’s 2021 annual meeting of stockholders. It is expected that Dr. Pottage will chair the newly established Development Committee and will be added to the Board’s Audit Committee.

Dr. Pottage has served as Senior Vice President and Chief Scientific and Medical Officer of ViiV Healthcare, a pharmaceutical company, since November 2009. From September 2008 to November 2009, Dr. Pottage served as Senior Vice President, Head of Infectious Disease Medicine Development Center, and from June 2007 to September 2008 served as the Vice President, Global Clinical Development of Antivirals, at GlaxoSmithKline, a pharmaceutical company. Prior to joining GlaxoSmithKline, Dr. Pottage served as Chief Medical Officer and Senior Vice President of Drug Development of Achillion Pharmaceuticals, a patient-based pharmaceutical company, from May 2002 to May 2007. From July 1998 to May 2002, Dr. Pottage served as Medical Director of Vertex Pharmaceuticals, a global biotechnology company.

Dr. Pottage received his M.D. from Saint Louis University School of Medicine and his A.B. in Biology from Colgate University.

The Board has affirmatively determined that Dr. Pottage is an independent director pursuant to Nasdaq’s governance listing standards and those rules and regulations issued pursuant to the Securities Exchange Act of 1934, as amended. There are no arrangements or understandings between Dr. Pottage and any other person pursuant to which Dr. Pottage was appointed as a director. There are no transactions to which the Company is a party and in which Dr. Pottage has a material interest that are required to be disclosed under Item 404(a) of Regulation S-K. Dr. Pottage has not previously held any positions with the Company and has no family relations with any directors or executive officers of the Company.

Dr. Pottage will be entitled to the standard compensation paid by the Company to all of its non-employee directors under the Company’s Non-Employee Director Compensation Policy (pro-rated as applicable to reflect the actual time Dr. Pottage will serve on the Company’s Board for the year), a copy of which is filed as Exhibit 10.20 to the Company’s Registration Statement on Form S-1, as amended (File No. 333-220858), filed by the Company on October 23, 2017.

Dr. Pottage will also enter into an indemnification agreement on the form the Company has entered into with its other non-employee directors, which form is filed as Exhibit 10.4 to the Company’s Registration Statement on Form S-1 (File No. 333-220858) filed by the Company on October 6, 2017 and is incorporated herein by reference.

A copy of our press release announcing Dr. Pottage’s appointment to the Board is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release dated August 14, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPERO THERAPEUTICS, INC.

Date: August 14, 2018	By:	/s/ Joel Sendek
	Name:	Joel Sendek
	Title:	Chief Financial Officer and Treasurer